Exhibit 99.1

ClearSign Combustion Corporation

Announces Second Quarter 2018 Results

SEATTLE, August 13, 2018 – ClearSign Combustion Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion technologies that improve energy and operational efficiencies while dramatically reducing emissions, today announced its results for the second quarter ended June 30, 2018.

“Our ability to execute on the Company’s growth plan was greatly enhanced with the recent $11.7 million equity investment from clirSPV LLC. We believe that we now have the balance sheet strength, the technological leadership, and most importantly, enough active and advanced customer engagements to convert our pipeline of increasing commercial opportunities into meaningful revenue. We remain laser focused on this objective,” said Steve Pirnat, Chairman and CEO of ClearSign.

Recent strategic and operational highlights during and subsequent to the second-quarter included:

•	Engaged Second Supermajor for Duplex Evaluation – The second, unnamed supermajor oil and gas company joins ExxonMobil, which has already commissioned and completed a comprehensive set of qualification tests on the Company’s Duplex™ technology. ClearSign is now actively working with both supermajors to identify equipment for initial, paid installations at their refinery locations in the coming months. The Company believes this development reaffirms the increasing commercial interest from global supermajors and serves as an important validation of Duplex™ technology.

•	Pipeline of Commercial Opportunities is Acclerating – In the past six months, ClearSign’s business development efforts resulted in more than a doubling of commercial opportunities to approximately 70 active engagements. Active engagements includes customers that have requested proposals and pending orders. While the precise timing of orders is difficult to determine, the Company believes the increase demonstrates that it is making significant progress towards broad based commercialization and remains optimistic about the prospect of converting these opportunities into meaningful revenue.

•	35% Emission Reduction with Pre-Engineered Fire Tube Boiler Burner – The Company was recently able to achieve NOx emissions down to 5 parts per million (ppm) corrected to 3% oxygen concentrations without the use of expensive and inefficient conventional emissions controls such as flue gas recirculation, high excess air or selective catalytic reduction. This represents a reduction of greater than 35%, versus previously reported emissions performance characteristics. The Company believes that the latest improvements now enable Duplex to cost-effectively meet the strictest existing and upcoming environmental regulations in the world, as such regulations relate to pre-engineered fire tube boilers. The Company believes this market vertical is approximately $1 billion.

•	Closed $11.7 Million Equity Investment – The Company closed a private placement of 5.2 million shares of common stock at a price of $2.25 per share with clirSPV LLC, a single purpose vehicle capitalized by a small group of experienced high net-worth and single-family office investors. Proceeds from the offering are being used to accelerate penetration into target verticals in domestic and international markets and continue product development efforts.

•	Appointed Wall Street Veteran, Robert T. Hoffman Sr., to the Board of Directors – ClearSign appointed Mr. Hoffman to the Board of Directors, who comes to the Company with more than 30 years of capital markets experience and expertise.

The net loss for the second quarter was $2.4 million compared to $2.2 million a year ago. The difference was primarily due to an increase in general and administrative costs.

Cash and cash equivalents totaled $8.4 million as of June 30, 2018, with no long-term debt outstanding. This compares with $1.2 million of cash and cash equivalents at June 30, 2017.

On July 20, 2018, ClearSign received approximately $11.7 million in net cash proceeds from the closing of a private placement of its common stock.

Second Quarter 2018 Conference Call

A conference call discussing the release of the Company's results for the second quarter ending June 30, 2018 will be held today, August 13, 2018, at 4:30 PM Eastern Time. To listen to the conference call, you should dial 1-866-372-4653 (international: +1-412-902-4217) five to ten minutes before the scheduled start time and request to be connected to the ClearSign Combustion Corporation conference call. Investors can also access the call online through a listen-only webcast on the investor relations section of the Company's website at http://ir.clearsign.com/overview. The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-877-344-7529 within the U.S. or 1-412-317-0088 from abroad. Conference ID 10122735. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex™, Duplex Plug & Play™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are "forward-looking statements." You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors identified in our Annual Report on Form 10-K filed with the Securities & Exchange Commission and available at www.sec.gov and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Joe Noyons

+1 817-778-8424

Dave Mossberg

+1 817-310-0051

Three Part Advisors, LLC for ClearSign

Media:

Sylvester Palacios, Jr.

+1 512-448-4950

Pierpont Communications for ClearSign

ClearSign Combustion Corporation

Statements of Operations

(unaudited)

	For the Three Months Ended June 30,		For the six Months Ended June 30,
	2018	2017	2018	2017
Sales	$-	$-	$530,000	$360,000
Cost of goods sold	20,000	-	415,000	251,000
Gross profit (loss)	(20,000)	-	115,000	109,000
Operating expenses:
Research and development	1,019,000	1,141,000	2,153,000	2,315,000
General and administrative	1,351,000	1,110,000	2,630,000	2,438,000
Total operating expenses	2,370,000	2,251,000	4,783,000	4,753,000
Loss from operations	(2,390,000)	(2,251,000)	(4,668,000)	(4,644,000)
Interest income, net	1,000	15,000	1,000	29,000
Net loss	$(2,389,000)	$(2,236,000)	$(4,667,000)	$(4,615,000)
Net Loss per share	$(0.11)	$(0.14)	$(0.24)	$(0.30)

Balance Sheets

(unaudited)

	June 30,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$8,359,000	$1,247,000
Contract assets	39,000	184,000
Prepaid expenses and other assets	693,000	366,000
Total current assets	9,091,000	1,797,000

Fixed assets, net, and other assets	408,000	508,000
Patents and other intangible assets, net	1,941,000	1,856,000

Total Assets	$11,440,000	$4,161,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$809,000	$768,000
Current portion of lease liabilities	163,000	159,000
Accrued compensation and taxes	439,000	607,000
Total current liabilities	1,411,000	1,534,000
Long Term Liabilities:
Long term lease liabilities	113,000	195,000
Total liabilities	1,524,000	1,729,000

Stockholders' Equity:
Common stock, $0.0001 par value, 21,417,909 and 15,608,853 shares issued and
outstanding at June 30, 2018 and December 31, 2017, respectively	2,000	2,000
Additional paid-in capital	64,592,000	52,441,000
Accumulated deficit	(54,678,000)	(50,011,000)
Total stockholders' equity	9,916,000	2,432,000

Total Liabilities and Stockholders' Equity	$11,440,000	$4,161,000